UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 12, 2004

KINTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

(858) 795-3000
(Registrant’s telephone number, including area code)

Item 5.   Other Matters.

On July 12, 2004, Kintera, Inc. (the “Company”) entered into a securities purchase agreement and registration rights agreement with certain existing institutional investors for the private placement of approximately 2,500,000 shares of its common stock at a price of $8.00 per share for aggregate proceeds of approximately $20,000,000, forms of which are filed herewith as Exhibits 10.9 and 10.10.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.9	Form of Securities Purchase Agreement among the Company and the investors identified on the signature pages thereto, dated as of July 12, 2004.
10.10	Form of Registration Rights Agreement by and among the Company and the investors signatory thereto, dated July 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 13, 2004	By:	/s/ James A. Rotherham
James A. Rotherham
Chief Financial Officer

Index to Exhibits

Exhibit	Description
10.9	Form of Securities Purchase Agreement among the Company and the investors identified on the signature pages thereto, dated as of July 12, 2004.
10.10	Form of Registration Rights Agreement by and among the Company and the investors signatory thereto, dated July 12, 2004.